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                                                              EXHIBIT 10-S (iii)
                              RABBI TRUST AGREEMENT

   TRUST AGREEMENT FOR PRIORITY HEALTHCARE CORPORATION NON-QUALIFIED DEFERRED
                                COMPENSATION PLAN

        (a) This agreement made this 1st day of December, 2002, by and between Priority Healthcare Corporation (the "Company") and Delaware Management Trust Company (the "Trustee");

        (b) WHEREAS, the Company has Priority Healthcare Corporation Non-Qualified Deferred Compensation Plan (the "Plan");

        (c) WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to each individual participating in such Plan ("Participant" or "Participants");

        (d) WHEREAS, the Company wishes to establish a Trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Participants and their beneficiaries in such manner and at such times as specified in the Plan;

        (e) WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

        (f) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not cause the Plan to become subject to Title I of the Employee Retirement Income Security Act of 1974, as amended;

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall comprise, be held and disposed of as follows:

SECTION 1.       ESTABLISHMENT OF TRUST

        (a) The Company may from time to time make, or cause to be made, contributions to the Trust in cash or property, including insurance contracts and/or marketable securities, which are acceptable to the Trustee and which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Except as provided in
Section 2(c) and (d), neither the Trustee nor any Participant or beneficiary shall have any right to compel such contributions.

        (b) The Trust hereby established shall be irrevocable by the Company.

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        (c)     The Trust is intended to be a grantor Trust, of which the
Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

        (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Participants and general creditors as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

        (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

SECTION 2.      PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES.

        (a) The Company shall deliver to the Trustee a copy of the Plan document, together with a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. If the Company has not done so previously, it shall deliver the Plan document and the Payment Schedule to the Trustee before the occurrence of any Change of Control, as defined under the Plan, and upon the occurrence of a Change of Control, shall deliver to the Trustee a current census of Participants and a current Payment Schedule (to the extent revisions to the most recent previous Payment Schedule are necessary or appropriate). Within 30 days after the occurrence of a Change in Control, the Company shall notify the Trustee in writing of such occurrence. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Company shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities.

        (b) Subject to any determination made and set forth in the Payment Schedule described in section 2(a) following a Change of control, the entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be

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considered and reviewed under the procedures set forth in the Plan.
Notwithstanding the foregoing, the Trustee shall not be responsible in any way for reviewing or deciding on any claim for benefits under the Trust or the Plan.

        (c) The Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time such amounts are payable to the Participants or their beneficiaries. The Company may request and obtain reimbursement from the Trust for the amount of the benefits directly paid by the Company after such payment is made. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient.


SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT.

        (a) The Trustee shall cease payment of benefits to the Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                (1) The Board of Directors of the Company (the "Board") or any individual designated by the Board shall have the duty to inform the Trustee in writing of the Company's Insolvency.

                (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                (3) If the Company is Insolvent, the Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

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                (4)     The Trustee shall resume the payment of benefits to the
Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has been informed by the Company that the Company is not Insolvent (or is no longer Insolvent).

        (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.      PAYMENTS TO COMPANY.

        Except as provided in Sections 2 or 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plan. After all payments of benefits have been made to the Participants and their beneficiaries, any remaining Trust assets shall be returned to the Company.

SECTION 5.      INVESTMENT AUTHORITY.

        (a) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associates with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Participants, except that prior to a Change of Control voting rights with respect to the Trust assets will be exercised by the Company.

        (b) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

        (c) It shall be the duty of the Trustee to hold the assets of the Trust in trust as provided in this Trust Agreement; to keep the assets of the Trust invested without distinction between principal and income, and to distribute and otherwise deal with the same pursuant to the provision of this Trust Agreement. Absent any written directions from the Company, or following a Change in Control, the Trustee shall have discretion to manage the assets of the Trust fund and to invest the assets of the Trust. The Trustee in making and holding investments shall not be restricted to those investments that are authorized by the law of the Commonwealth of Pennsylvania for the investment of Trust funds. Notwithstanding the foregoing, following a Change of Control, the Trustee may

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continue to invest all or part of Participant's account under the Plan in the
Plan funds as previously selected by the Company in accordance with Section 5.2 of the Plan.

        (d) Subject to the directions from the Company, the Trustee shall have the following additional powers and authority with respect to the assets of the Trust:

                (i) To retain, sell, exchange, manage, lend, improve, or transfer or otherwise dispose of any such property at public or private sale for cash or on credit.

                (ii) To invest and reinvest any money held in the Trust hereunder in any common, collective or commingled Trust fund established and maintained by a bank.

                (iii) To participate in any agreement of reorganization, consolidation, merger, combination, liquidation or other similar agreement relating to any such property, and to consent to or oppose any such agreement or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

                (iv) To deposit any such property with any protective, reorganization or similar committee; to delegate with discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

                (v) To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, Company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, Company or association any of the securities of which may at any time be held in the Trust and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

                (vi) To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages, due or owing to or from the Trust; provided, however, that the Trustee shall notify the Company of all such suits, legal proceedings and claims and shall obtain the written consent of the Company before settling,

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                        compromising or submitting to binding arbitration any
                        claim, suit or legal proceeding of any nature whatsoever, which consent shall not unreasonably be withheld.

                (vii) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

                (viii) To register any securities held by the Trustee in its own name or in the name of a nominee of the Trustee or any custodian of such property, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity; to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form, provided that the Trustee shall at all times remain responsible for the safe custody and disposition of the assets of the Trust.

                (ix) To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

                (x) To hold cash (including, without limitation, in non-interest bearing accounts) in time or demand deposits including deposits with the Trustee, such deposits to pay a reasonable amount of interest.

                (xi) To exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the Trust, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Section 5 or otherwise in the best interests of the Trust.

                (xii) to temporarily place the assets of the Trust in a non-interest bearing account, where other client assets may also be held, for purposes of processing contributions to, withdrawals from, and other transactions of the Plan. The Company acknowledges that maintenance of such a non-interest bearing account may generate certain service credits from the bank with which the account is maintained and that such service credits will be used exclusively and directly to reduce any banking-related charges that would otherwise be borne by the Plan participants and other clients.

                (xiii) Prior to a Change of Control the Trustee shall upon the written direction of the Company invest all or part of the assets of the

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                        Trust in Plan funds selected by the Company, subject to
                        the provisions noted above following a Change of Control. The Company shall be responsible to ensure that such written directions are made in accordance with the Plan and are not contrary to law. The Trustee shall have no responsibility to monitor investments of the Trust Fund and shall not be liable for any investment losses or other consequences resulting from any action or inaction of the Company with respect to the investments of the Trust Fund. Notwithstanding the foregoing, following a Change of Control, the Trustee shall have the discretion to manage the Trust Fund in accordance with subsection (c) above.

        (e) The Trustee shall be accountable only for funds actually received by it hereunder and shall have no duty or liability to determine that the amount of the funds received by it comply with the provisions of the Plan. If the Company has established a contract with an insurance company to carry out the purposes of the Plan, the Trustee shall not be liable for the acts or omissions of such insurance company, or be under an obligation to invest or otherwise manage the portion of the Trust Fund which is subject to the management of such insurance company.

SECTION 6.      DISPOSITION OF INCOME.

        During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7.      ACCOUNTING BY TRUSTEE.

        The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

        Upon the expiration of thirty (30) days from the date of filing any such account or upon the earlier specific approval thereof by the Company, the Trustee shall be forever released and discharged from all liability and accountability to the Employer with respect to the propriety of its acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Company shall, within such thirty (30) day period, file written objections with the Trustee. Nothing herein contained, however, shall

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be deemed to preclude the Trustee of its right to have its account judicially settled by a court of competent jurisdiction.

SECTION 8.      RESPONSIBILTY OF TRUSTEE.

        (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances the prevailing that prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company; and, provided, further, that the Trustee shall incur no liability to any person for any action or failure to act taken pursuant to the determination of the existence or non-existence of an event of Insolvency. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

        (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) or obtain actuarial or other expert advice, with respect to any of its duties or obligations hereunder, and shall have no liability for any action or failure to act in reliance upon advice of such counsel.

        (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist in performing any of its duties or obligations hereunder.

        (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person other than the Company the proceeds of any borrowing against such policy.

        (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

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SECTION 9.      COMPENSATION AND EXPENSES OF TRUSTEE.

        The Company shall pay all administrative and the Trustee's fees and expenses. If not so paid, such fees and expenses shall be paid from the Trust.


SECTION 10.     RESIGNATION AND REMOVAL OF TRUSTEE.

        (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

        (b) The Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by the Trustee.

        (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

        (d) If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

        (e) Upon a Change of Control, the Trustee may not be removed by the Company for 2 years.

        (f) If the Trustee resigns within 2 years after a Change of Control, the Company shall apply to a court of competent jurisdiction for the appointment of a successor trustee or for instructions.

SECTION 11.     APPOINTMENT OF SUCCESSOR TRUSTEE.

        (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof the Company may appoint any third party, such as a bank Trust department that may be granted corporate Trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. Each such successor Trustee, during such period as it shall act as such; shall be bound by all of the provisions hereof, as well as any instructions provided by the Company pursuant to the provisions hereof, shall have the powers and duties herein conferred upon an individual Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee. The appointment shall be effective when accepted in

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writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

SECTION 12.     AMENDMENT OR TERMINATION.

        (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan.

        (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

SECTION 13.     MISCELLANEOUS.

        (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b) Benefits payable to the Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, unless otherwise preempted by any applicable federal law.

        The effective date of this Trust Agreement shall be December 1, 2002.

ATTEST:

/s/ SCOTT L. ASHWORTH                       By:  /s/ STEPHEN M. SAFT
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ATTEST:                                     DELAWARE MANAGEMENT TRUST COMPANY

/s/ DEBRA M. SCHAMING                       By:  /s/ VERA A. SUSIAK
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